Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-80879 and 333-88303) of Lexmark International, Inc. of our report dated June 18, 2015 relating to the financial statements and supplemental schedule of the Lexmark Savings Plan, which appears in this Form 11-K for the year ended December 31, 2014.

/s/ Mountjoy Chilton Medley LLP

Mountjoy Chilton Medley LLP
Louisville, Kentucky
June 18, 2015